Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2017, with respect to the financial statements of Rivercrest Royalties, LLC included in the Annual Report on Form 10-K of Kimbell Royalty Partners, LP for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement on Form S-8.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Dallas, Texas

May 12, 2017